                                                                    Exhibit 10.1

        Portions of this exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. The redacted portions are identified by brackets with the character "x" indicating deleted information.

                                                                    EXHIBIT 10.1


                       STRATEGIC STOCKHOLDERS AGREEMENT


     This Strategic Stockholders Agreement (the "Agreement") is made and entered into as of December 22, 1995, by and among Saban Entertainment, Inc., a Delaware corporation ("SEI"), Haim Saban ("Saban"), each of the entities listed on Schedule "A" hereto (the "SEI Entities" and, with Saban, the "SEI Stockholders"), Fox Broadcasting Company, a Delaware corporation ("FBC," and, together with the SEI Stockholders, the "Shareholders"), FCN Holding, Inc., a Delaware corporation ("FCNH") and FCNH Sub, Inc., a Delaware corporation ("FCNH Sub").


                                R E C I T A L S
                                ---------------

          A. The SEI Stockholders own, in the aggregate, 800 shares of the common stock, par value $0.01 per share, of SEI (the "SEI Common Stock"), constituting all of the shares of SEI Common Stock outstanding on the date hereof.

          B. FBC owns 800 shares of the common stock, without par value, of FCNH (the "FCNH Common Stock", and with the SEI Common Stock, the "Shares"), constituting all of the shares of FCNH Common Stock outstanding on the date hereof.

          C. Concurrent with the execution of this Agreement, the closing under that certain LLC Formation Agreement, dated as of November 1, 1995, among SEI, FBC and FCNH (the "LLC Formation Agreement") has occurred; the LLC Formation Agreement provides, among other things, for the formation of FOX KIDS WORLDWIDE L.L.C., a Delaware limited liability company (the "Management Company"), and the execution and delivery of this Agreement is a condition to that closing.

          D. The SEI Stockholders and FBC desire to maximize the long-term strategic values of their respective corporations, and have determined that it would be in their respective best interests to achieve this objective by entering into a strategic alliance for the purpose of sharing with each other their respective strengths, to the mutual benefit of all of them, all on the terms and conditions of this Agreement, the LLC Formation Agreement, and the other agreements referred to herein or therein (collectively, the "Alliance Agreements").


                               A G R E E M E N T
                               -----------------

     NOW, THEREFORE, in consideration of the foregoing facts and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1.   Defined Terms.  The terms defined in Exhibit "A", which is
          -------------
incorporated herein by this reference, shall have the same meanings when used herein.

     2.   Restrictions on Transfer.
          ------------------------

          (a)  General Restriction.  Except as permitted in this Agreement, none
               -------------------
of the Shares may be transferred. ANY ATTEMPTED TRANSFER OF SEI COMMON STOCK OR FCNH COMMON STOCK OTHER THAN IN ACCORDANCE WITH THIS AGREEMENT SHALL BE NULL AND VOID AND OF NO FORCE OR EFFECT.

          (b)  No Liens. Except as specifically contemplated hereby, no Shares
               --------
may be voluntarily subjected to a Lien by any party hereto, and any such Lien shall be NULL AND VOID AND OF NO FORCE OR EFFECT.

          (c)  Effect of Transfers. Except for transfers covered by Section
               -------------------
3(a)(i) or 3(a)(ii): (i) any Shares transferred in a transaction permitted hereunder shall remain subject to all of the terms and provisions hereof as if they were still owned by the transferor, and, without limiting the foregoing,
(x) all transfers of Shares by the transferee shall be subject to this Agreement; and (y) SEI Common Stock transferred shall remain subject to the Options granted in Section 7 hereof, and shall be transferred and sold at the same time as the other shares of SEI Common Stock are transferred and sold pursuant thereto; (ii) the transferee shall enter into a written agreement for the benefit of the parties hereto, prepared by the corporation which is the issuer of such Shares and in form and substance reasonably acceptable to Saban and FBC, to be bound by the provisions of this Agreement relating to the transferred Shares; and (iii) unless Saban and FBC shall otherwise agree, the transferor of such Shares shall remain fully liable for all of its obligations with respect to such Shares hereunder.

     3.   Permitted Transfers.  Subject to Section 2(c), Shares may be
          -------------------
transferred under the circumstances, and strictly upon the terms and conditions of, any one of the following Sections:

          (a)  Public Transfers.  Any Shareholder may transfer any or all its
               ----------------
Shares free and clear of any and all obligations and restrictions imposed on such Shares under this Agreement:

               (i) pursuant to the "Initial Public Offering" (as defined below) or otherwise in a public offering effected in accordance with the provisions of the "Registration Agreement" (as defined below); or

              (ii) at any time or from time to time following the Initial Public Offering, in a transaction effected on or through the facilities of a national securities exchange or an automated quotations system.

          Any Shares transferred pursuant to this Section 3(a) shall cease to be "Shares" under, or subject to, this Agreement; and without limiting the generality of the foregoing, such Shares shall cease to be subject to the Options granted in Section 7 of this Agreement.

          (b)  Transfers to Family Members or Trusts.  The SEI Stockholders, or
               -------------------------------------
any of them, may transfer all or any portion of their respective Shares, by death or inter vivos, to any other SEI Stockholders, to any of Saban's family
         ----- -----
members (including the "spouse" of an "affected SEI Stockholder" (as defined below)), to any trust established solely for the benefit of one or more of Saban's family members, or to any legal entity in which Saban or any such Persons are the sole beneficial owners; provided, however, that the Shares
                                        --------  -------
transferred to the executor of an estate, in the case of death, to any such family member, trust or legal entity shall be subject to the provisions of this Agreement. In the event of the dissolution of the marital relationship of any SEI Stockholder, including Saban, or in the event of the execution of a binding agreement or issuance of an order with respect to marital property of any SEI Stockholder, including Saban, any and all Shares transferred pursuant thereto to the spouse (or ex-spouse) (herein, the "spouse") of such SEI Stockholder (the "affected SEI Stockholder") shall be subject to all of the provisions of this Agreement, including the provisions of Section 4 and Section 7 hereof; provided,
                                                                       --------
that if the spouse desires to transfer any or all of such Shares pursuant to the provisions of Section 4 hereof, the spouse shall first offer to sell to the affected SEI Stockholder the Shares proposed to be transferred, and all of the procedures of Section 4 shall apply thereto (with all references therein to "Transferor" applying to the spouse, and all references to the "offeree" therein applying to the affected SEI Stockholder); and the provisions of Section 8 of this Agreement shall continue to be applicable to such spouse, notwithstanding such dissolution or order.

          (c)  Transfer to Affiliates.  Any Shareholder may transfer all or any
               ----------------------
portion of its Shares to a direct or indirect wholly-owned subsidiary of the Shareholder (or, with respect to a Shareholder which is a natural person, a corporation or other Person wholly-owned by the Shareholder), or, with respect to FBC, to a Fox Inc. Subsidiary. A "Fox Inc. Subsidiary" is Twentieth Holdings Corp. and any Person in which Fox Inc., a Colorado corporation, or Twentieth Holdings Corp., a Delaware corporation, is the sole beneficial owner (either directly or indirectly through one or more wholly-owned subsidiaries) of all of the outstanding voting securities of that Person. If any transferee subsidiary, including a Fox Inc. Subsidiary, loses its status as such, it shall, within 30 days of the occurrence of such event, transfer all of its Shares to a Person which is then wholly-owned by a Shareholder, or a Fox, Inc. Subsidiary, as the case may be, which transfer shall be effected in compliance with all other applicable provisions of this Agreement.

          (d)  Other Permitted Transfers.  Any Person may effect a transfer
               -------------------------
authorized by Sections 4, 6, 7 of this Agreement, or under and pursuant to the "Stock Ownership Agreement," (as defined in Section 7(b) below).

     4.   Refusal Rights.  No Shares may be transferred pursuant to this Section
          --------------
4 prior to the first to occur of (i) the Initial Public Offering (subject to the provisions of the Registration Agreement) or (ii) December 13, 1998.

          (a)  Offer.  [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
               -----
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]

          (b)  Manner of Payment.  Payment of the purchase price for the offered
               -----------------
Shares may, at the election of the offeree, be made by either (i) bank cashiers' check in immediately available funds made payable to the order of the Transferor, or (ii) wire transfer of immediately available funds to a designated bank account of the offeree.

          (c)  Acceptance and Closing.  Transferor's offer may be accepted only
               ----------------------
by delivering to Transferor written notice of acceptance prior to the expiration of the offer period; provided, that such acceptance may be made subject to the
                     --------
final determination of the Fair Market Value of any non-cash consideration, in which event such acceptance shall so state, and be accompanied by the offeree's estimate of such Fair Market Value; and if the actual Fair Market Value differs in any material respect from the offeree's estimate, the offeree may, within four business days following receipt of the final determination of Fair Market Value, withdraw its acceptance of the offer. If the offer is accepted and not withdrawn as aforesaid, the closing of the sale shall take place at the time and place, and upon the terms, specified in the offer; provided, however, that if the offeree disputes the Transferor's estimate of the
- --------  -------
Fair Market Value of any non-cash consideration, the closing shall be delayed to five business days following the date of final determination of such Fair Market Value, and if the purchase and sale of such Shares requires the obtaining of any regulatory approvals or compliance with any other laws, the closing shall be delayed for such time as is reasonably necessary to obtain such approvals and comply with such laws; and provided further, however, that if the seeking of
                           -------- -------
such regulatory approvals and compliance with other applicable laws delays the closing by more than 90 days, at any time subsequent to such 90-day period and prior to the closing, the Transferor may, by written notice to offeree, treat such delay as a rejection of the offer, and, following delivery of such notice, the provisions of Section 4(d) shall be applicable; and provided further, if the Management Company, SEI, FCNH or any of their respective Subsidiaries then owns or controls a television broadcasting station operating under a license issued by the Federal Communications Commission ("FCC"), and as a result of the proposed transfer approval by the FCC is required, then such 90-day period referred to in the preceding proviso shall be a one-year period. At the closing, Transferor shall deliver to the offeree documents of transfer in form and substance reasonably acceptable to the offeree and its counsel, necessary to vest in the offeree good and marketable title to the Shares so sold, free and clear of any and all Liens, other than those imposed under or pursuant to this Agreement, against delivery by the offeree to the Transferor of the purchase price therefor.

          (d)  Sale Pursuant to Bona Fide Offer.  If the offeree fails to
               --------------------------------
accept, or rejects, Transferor's offer, then, subject to the provisions of
Section 2(c), Transferor shall have the right to sell to the Person specified in the Bona Fide Offer the Shares so offered pursuant to the terms and conditions specified in the Bona Fide Offer or otherwise on terms and conditions no less favorable to Transferor than the terms set forth in the Bona Fide Offer; provided, that such sale is consummated within ninety days of the date of
- --------
delivery of Transferor's offer.

          (e)  Transferred Shares Subject to Agreement.  All Shares transferred
               ---------------------------------------
pursuant to this Section 4 shall continue to be subject to this Agreement.

     5.  Covenants and Voting Agreements.
         -------------------------------

          (a)  Of FBC and FCNH.  Except as provided in or contemplated by this
               ---------------
Agreement or the LLC Formation Agreement, without the prior written consent of Saban, which consent may be withheld by Saban at his sole and absolute discretion, FCNH shall not, and FBC shall take any and all actions necessary to cause FCNH not to: (i) issue or sell any FCNH Common Stock, or authorize, issue or sell any shares of any other class or series of capital stock of FCNH, or any options, warrants or rights to subscribe for or acquire, with or without additional consideration, any shares of

FCNH Common Stock or other class or series of FCNH capital stock; (ii) merge or consolidate with any other Person; (iii) declare or pay any dividends or distributions on or with respect to its outstanding securities, or make any other payments, whether in the form of advances or loans, to FBC or any of its Affiliates; (iv) sell, lease or dispose of any assets; (v) liquidate, dissolve, recapitalize or reorganize in any form of transaction; (vi) engage in any business or other material activity, other than that of holding its interest in the Management Company, in FCNH Sub or own any other non-cash equivalent assets;
(vii) amend its Certificate of Incorporation or By-Laws; (viii) breach or fail to perform any of its obligations under the Operating Agreement of the Management Company, dated as of the date hereof, between SEI, FBC and FCNH (as such agreement may from time to time be amended, the "Operating Agreement");
(ix) do any act, or permit any act to be done, which would result in FCNH being unable to perform its obligations under this Agreement; (x) do any act, or permit any act to be done, which would result in FCN being unable to perform its obligations under the Management Agreement of even date herewith among, inter
                                                                        -----
alia, the Management Company, SEI and FCNH Sub (the "Management Agreement") or
- ----
the other Alliance Agreements to which it is a party; or (xi) enter into any commitment or agreement directly or indirectly to effect any of the foregoing.

          (b)  Of FNCH and FCNH Sub.  Except as provided in or contemplated by
               --------------------
this Agreement or the LLC Formation Agreement, without the prior written consent of Saban, which consent may be withheld by Saban at his sole and absolute discretion, FCNH Sub shall not, and FNCH shall take any and all actions necessary to cause FCNH Sub not to: (i) issue or sell any FCNH Sub Common Stock, or authorize, issue or sell any shares of any other class or series of capital stock of FCNH Sub, or any options, warrants or rights to subscribe for or acquire, with or without additional consideration, any shares of FCNH Sub Common Stock or other class or series of FCNH Sub capital stock; (ii) merge or consolidate with any other Person; (iii) declare or pay any dividends or distributions on or with respect to its outstanding securities, or make any other payments, whether in the form of advances or loans, to FCNH or any of its Affiliates; (iv) sell, lease or dispose of any assets; (v) liquidate, dissolve, recapitalize or reorganize in any form of transaction; (vi) engage in any business or other material activity, other than that of holding its interest in FCN and FCP; (vii) amend its Certificate of Incorporation or By-Laws; (viii) do any act, or permit any act to be done, which would result in FCNH Sub being unable to perform its obligations under this Agreement; (ix) do any act, or permit any act to be done, which would result in FCNH Sub or FCN being unable to perform its obligations under the Management Agreement of even date herewith among, inter alia, the Management Company, SEI and FCNH Sub (the "Management
       ----- ----
Agreement") or the other Alliance Agreements to which it is a party; (x) breach or fail to perform any of its obligations under the Management Agreement; or
(xi) enter into any commitment or agreement directly or indirectly to effect any of the foregoing.

          (c)  Of Saban, the SEI Stockholders and SEI.  Except as provided in or
               --------------------------------------
contemplated by this Agreement or the LLC Formation Agreement, without the prior written consent of FBC, which consent may be withheld by FBC at its sole and absolute discretion, SEI shall not, and Saban and the SEI Stockholders shall take any and all actions necessary to cause SEI not to: (i) issue or sell any SEI Common Stock other than pursuant to options and warrants outstanding on the date hereof, or authorize, issue or sell any shares of any other class or series of capital stock of SEI, or any options, warrants or rights to subscribe for or acquire, with or without additional consideration, any shares of SEI Common Stock or other class or series of SEI capital stock other than pursuant to agreements existing as of the date hereof; (ii) merge or consolidate with any other Person; (iii) declare or pay any dividends or distributions on or with respect to its outstanding securities, or make any other payments, whether in the form of advances or loans, to Saban and the SEI Stockholders or any of their Affiliates; (iv) sell, lease or dispose of any assets other than in the ordinary course of business; (v) liquidate, dissolve, recapitalize or reorganize in any form of transaction; (vi) amend its Certificate of Incorporation or By-Laws;
(vii) breach or fail to perform any of its obligations under the Operating Agreement or the Management Agreement; (viii) do any act, or permit any act to be done, which would result in SEI being unable to perform its obligations under this Agreement or the Management Agreement or the other Alliance Agreements to which it is a party; or (ix) enter into any commitment or agreement directly or indirectly to effect any of the foregoing.

          (d)  Performance.  (i) Each of the SEI Stockholders shall take any and
               -----------
all actions within their power as stockholders of SEI, including the calling of special meetings of the stockholders of SEI and the voting of the SEI Common Stock owned by them, required to cause SEI to perform its obligations under this Agreement, the Management Agreement and the other Alliance Agreements to which it is a party; (ii) FBC shall take any and all actions within its power as a stockholder of FCNH, and shall cause FCNH to take any and all actions within its power as stockholder of FCNH Sub, including the calling of special meetings of the stockholders of FCNH or FCNH Sub, and the voting of the FCNH Common Stock or the capital stock of FCNH Sub, required to cause FCNH and FCNH Sub to perform all of their respective obligations under this Agreement and the other Alliance Agreements to which either or both of them is a party; (iii) without limiting the generality of clauses (i) and (ii), above, during the continuance of any material breach or default by SEI, on the one hand, or FCNH or FCNH Sub, on the other hand (a "breaching company") of any of its obligations under this Agreement or the other Alliance Agreements to which it is a party, if the controlling Shareholder (Saban or FBC) of the non-breaching company shall so demand, the Shareholder(s) of the breaching company shall promptly discharge their obligations under clause (i) or (ii), above, as applicable; and if the Shareholders of the breaching company shall refuse or fail to vote or take the demanded corporate action in compliance with this Section 5(c), without limiting any other rights which may then be available at law or in equity with respect thereto, their Shares may be voted by the other of FBC or Saban, as the case may be, to cure such breach or rectify such default; and in furtherance thereof, each SEI Stockholder hereby appoints FBC, and FBC hereby appoints Saban, as their or its respective proxies and attorneys-in-fact pursuant to the provisions of Section 212(e) of the Delaware General Corporation Law, with full power and authority from time to time to vote or act by written consent with respect to the Shares, but only following written demand to the Shareholder(s) granting such proxy to vote their Shares as required hereby, and then only as may be necessary to ensure full compliance with the provisions of this Section 5(c). Each proxy granted hereby is coupled with an interest in the Shares to which it relates, and in the corporation which has issued such Shares generally, which interests include the rights granted to the Shareholders pursuant to the provisions of Sections 6 and 7 of this Agreement, and the respective rights of the parties hereto under the other Alliance Agreements to which they or some of them are parties, and shall be irrevocable for the term of this Section 5.

          (e)  Term.  All provisions of this Section 5 shall terminate and
               ----
expire on the first to occur of (i) the Initial Public Offering; or (ii) the closing of the purchase and sale of the SEI Common Stock pursuant to Section 7.

     6.   Initial Public Offering.
          -----------------------

          (a)  Election to Effect Initial Public Offering.
               ------------------------------------------

               (i) Either Saban or FBC may at any time propose to the other that the "Successor Entity" formed pursuant to Section 6(b) effect a firmly underwritten public offering (the "Initial Public Offering") of its common stock pursuant to a registration statement filed with the Commission under the Securities Act and otherwise in accordance with the registration agreement between the parties of even date herewith (the "Registration Agreement"), a copy of which is attached hereto as Exhibit "B". Saban and FBC shall thereafter attempt in good faith to reach agreement as to the terms of the Initial Public Offering, including the designation of the managing underwriter(s) (the "Underwriters") thereof, the size of the offering, and the maximum aggregate offering price of securities to be offered by the Successor Entity in the offering.

              (ii) If Saban and FBC fail to agree on the terms of the offering within 15 days from the date of the original proposal, the party first proposing the Initial Public Offering (the "Initiating Holder") shall have the right to cause the Initial Public Offering to be effected on such terms as the Initiating Holder and the Underwriters designated by the Initiating Holder may in good faith mutually agree; and all parties to this Agreement shall fully cooperate in the Initial Public Offering.

             (iii) If the Initial Public Offering is terminated prior to the sale of any securities, the provisions of this Section 6(a) shall be applicable until an Initial Public Offering is actually effected. FBC and each of the SEI Stockholders shall have the right to participate in the Initial Public Offering, and in other future offerings, pursuant to the Registration Agreement.

              (iv) In no event may the effective date of the registration statement relating to the Initial Public Offering occur prior to October 1, 1996 without the mutual approval of Saban and FBC.

          (b)  Formation and Structure of the Successor Entity.
               -----------------------------------------------

               (i) If an Initial Public Offering is to be effected pursuant to Section 6(a), the parties hereto shall cooperate fully with each other, and with the Underwriters, to cause SEI and FCNH to be restructured and reorganized (the "Reorganization"), effective (the "Effective Time") immediately prior to the first closing of the sale of securities to the Underwriters pursuant to the Initial Public Offering, into a corporation or such other entity as the Underwriters shall advise the parties is necessary or reasonably advisable in order to successfully effect the Initial Public Offering of the securities of an entity owning the business and operations of both SEI and FCNH (such corporation or other entity being referred to herein as the "Successor Entity"), and, subject to the foregoing, (x) Saban and FBC shall consult with, and be guided by, the auditors and tax counsel for the Management Company as to the form of the Reorganization (including questions as to choice of entity, whether to form a new holding company or effect a merger of SEI and FCNH and other structural issues) and, if the accounting treatment or the tax treatment would differ depending on the structure, the structure chosen shall be reasonably acceptable to, and jointly approved by, both Saban and FBC (and, if they are unable, following good faith reasonable efforts, to so agree: (A) the Successor Entity shall be a newly-formed Delaware corporation, whose Certificate of Incorporation and By-Laws shall include such standard and customary provisions as shall then be applicable to public corporations incorporated under Delaware law;
     (B) the Successor Entity shall have authorized but one class of voting securities, which shall be shares of its common stock, with a par value of $0.001 per share, and which shares shall be "Successor Entity Equity Securities," as defined below; (C) the Successor Entity shall have authorized one class of non-voting Preferred Stock to be issued to FBC, which class shall have no voting or dividend rights and shall have a liquidation preference and redemption right (in preference over any dividends on or redemption of common stock) in the face amount of $50 million less any amounts previously distributed to the Class A Member pursuant to the provisions of Sections 5.7.3 and 5.7.4 of the Operating Agreement to be paid at the times provided for therein and no other rights, (D) the Certificate of Incorporation and By-laws of the Successor Entity shall have the broadest indemnification and exculpation provisions provided by Delaware law; (E) unless distributed sooner immediately prior to the Reorganization, the Management Company shall distribute to FBC the "Call Option" (as defined in Section 7(b) below); and (F) the Reorganization shall be effected by the contribution to the Successor Entity by each of the SEI Stockholders of all of their respective Shares and by FBC of all of its Shares and its Class A Interest in the Management Company, solely in exchange for Shares of the Successor Entity Equity Securities and Preferred Stock of the Successor Entity, allocated as provided in (ii), below, which Reorganization shall be effected in such a manner as to comply with the provisions of Section 351 of the Internal Revenue Code of 1986, as amended); (y) the Successor Entity shall assume, and the parties hereto shall take any and all actions necessary to cause the Successor Entity to assume, all obligations ascribed to it under the Registration Agreement; and (z) Saban and FBC shall use their respective best efforts in good faith to promptly designate and agree upon which (if any) of those governance provisions contained in the Operating Agreement are to continue in effect after the Reorganization, and which are not to survive, and the manner in which they are to be implemented or terminated.

              (ii) The rights, preferences and privileges with respect to the Successor Entity Equity Securities to be issued to the SEI Stockholders and FBC by the Successor Entity shall be identical. In connection with the Reorganization, the then-outstanding shares of SEI Common Stock shall be exchanged for 50% of the Successor Entity Equity Securities to be outstanding at the Effective Time, and the then-outstanding shares of FCNH Common Stock shall be exchanged for 50% of the Successor Entity Equity Securities to be outstanding at the Effective Time; provided, that any
                                                         --------
     shares of SEI Common Stock or FCNH Common Stock issued subsequent to the date hereof and prior to the Effective Time pursuant to the exercise of stock options or other rights to purchase or acquire either SEI Common Stock or FCNH Common Stock, as the case may be, shall be allocated 50% against the shares otherwise issuable with respect to the other company's Common Stock. The then outstanding Class A Interest in the Management Company shall be exchanged for all of the Preferred Stock of the Successor Entity to be outstanding at the Effective Time. All Shares of Successor Entity Equity Securities issued with respect to the SEI Common Stock owned by the SEI Stockholders or any of their transferees (other than FBC) shall thereafter be deemed to be "SEI Common Stock" hereunder, and all Shares of Successor Entity Equity Securities issued with respect to the FCNH Common Stock owned by FBC or its transferees (other than Saban) shall thereafter be deemed to be "FCNH Common Stock" hereunder; the Persons receiving such Successor Entity Equity

     Security shall be deemed to be "Shareholders" hereunder; and, except as specifically otherwise provided herein, all of such Shares shall following the Reorganization continue to be subject to the provisions of this Agreement.

             (iii) The closing of the Reorganization shall be subject to such conditions as Saban and FBC shall reasonably agree upon, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1986, the obtaining of all required regulatory approvals and compliance with all other laws and the obtaining of all material consents applicable to the Reorganization and the Initial Public Offering; but no such conditions shall alter the exchange ratio set forth in (ii), above and the parties to this Agreement shall fully cooperate with each other with respect to the Reorganization, and shall take any and all such actions, and sign and deliver any and all documents, as may be necessary or appropriate to effect the Reorganization.

              (iv) If required in connection with the Reorganization, at the closing of the Reorganization, each of the Shareholders shall deliver to the Successor Entity such documents of transfer or other documents or agreements, in form and substance reasonably acceptable to Saban and FBC and their counsel, necessary to vest in the Successor Entity good and marketable title to their Shares, free and clear of any and all Liens, other than those imposed under or pursuant to this Agreement, against delivery to the Shareholders of the Successor Entity Equity Securities.

          (c)  FCNH Financial Statements.  FBC shall, promptly following the
               -------------------------
execution of this Agreement, take any and all actions as may be necessary or appropriate in order to prepare, or cause to be prepared, consolidated historical financial statements of FCNH, FCN and all of the businesses, assets, liabilities and obligations contributed to the Management Company pursuant to that certain Asset Assignment Agreement of even date herewith among, inter alia,
                                                                     ----- ----
the Management Company, FBC and FCNH (the "Asset Assignment Agreement") (FCNH, FCN and such businesses, assets, liabilities and obligations being herein collectively referred to as the "FBC-related Assets"), which financial statements shall (i) cover a period of at least three fiscal years, with the most recent fiscal year ended on or prior to July 1, 1995; (ii) be prepared in accordance with Regulation S-X of the Commission; (iii) be certified without material qualification by Arthur Andersen & Co. LLP; and (iv) otherwise contain such information and notes as the independent certified public accountants for the Management Company shall advise FBC are reasonably anticipated to be required in connection with an Initial Public Offering whose effective date would fall on October 1, 1996; and FBC shall cause Arthur Andersen & Co. LLP to fully cooperate with the Successor Entity and its independent certified public accountants with respect to the Initial Public Offering.

     7.   Put Option.
          ----------

          (a)  Option.
               ------

               (i) Upon the occurrence of each and every "Triggering Event," as that term is defined in clause (ii), below, Saban shall have the right and option (the "Put Option") to require FBC to purchase (x) with respect to any Triggering Event which occurs prior to the Initial Public Offering, all, and not less than all, of the SEI Common Stock owned by the SEI Stockholders or any of their transferees (other than FBC); and (y) with respect to any Triggering Event which occurs thereafter, all Shares of the Successor Entity which, pursuant to Section 6(b), are deemed to be shares of SEI Common Stock and which are owned by the SEI Stockholders or any of their transferees (other than FBC and excluding Shares transferred pursuant to Section 3(a)(i) or 3(a)(ii)); (the Shares subject to the Put Option are referred to herein as the "SEI Option Shares") for the per share cash purchase price determined pursuant to Section 7(c), by delivering written notice of his election to FBC within the time period for that Triggering Event set forth in clause (ii) below, accompanied by a separate written notice to the Management Company, or to the person then holding the Stock Ownership Agreement, of his election to cause a "Call Triggering Event" thereunder.

              (ii) The "Triggering Events," and the time periods for delivery of election notices with respect thereto, shall be as follows:

                      (x) death of Saban prior to the 17th anniversary of this Agreement -- 12 calendar months following death; notice of election may be given by the executor of his estate, or by a majority in interest of the holders of the affected Shares of SEI Common Stock;

                      (y) a Change in Control of FBC -- 90 business days after the first public announcement of such event;

                      (z) the fifth anniversary of the date of this Agreement -- notice must be given not later than 180 calendar days prior to the fifth anniversary of the date of this Agreement; or

                      (aa) upon delivery of written notice by Saban of exercise of the Option at any time on or after the seventh anniversary of the date of this Agreement and on or prior to the seventeenth anniversary of the date of this Agreement -- notice may be given at any time during the period.

The date of the Triggering Event to which the exercise of the Put Option relates shall be the "Effective Date" of the Put Option. The failure or decision not to exercise the Put Option upon the occurrence of a Triggering Event shall not affect Saban's right to exercise the Put Option on any subsequent Triggering Event.

          (b)  Rules of Priority of Call Option Over Put Option.  The Management
               ------------------------------------------------
Company and Saban have entered into a separate Stock Ownership Agreement (the "Stock Ownership Agreement") of even date herewith pursuant to which the SEI Stockholders have granted a call option (the "Call Option") to the Management Company. For purposes of determining whether the SEI Option Shares are being sold under the Call Option or the Put Option, the following rules will apply:

               (i) if the holder of the Call Option has duly exercised the Call Option, unless the Management Company thereafter breaches or is unable to perform its obligations with respect thereto, Saban shall not have the right to exercise the Put Option; and

               (ii) if Saban exercises the Put Option, and the holder of the Call Option thereafter duly and timely exercises its Call Option, the exercise of the Call Option shall take precedence over the Put Option, and the SEI Option Shares shall be sold under and pursuant to the Call Option.

          (c)  Calculation of Purchase Price.
               -----------------------------

               (i)  Put Option Price.  The per share purchase price for the SEI
                    ----------------
     Option Shares under the Put Option shall be an amount equal to:

                    [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]

          (d)  Put Option Closing.  The closing of the purchase and sale of the
               ------------------
SEI Option Shares pursuant to this Section 7 shall take place at such time and place as Saban and FBC shall mutually agree upon; provided, that the date of
                                                  --------
closing shall be five business days following the later of (i) the date of final determination of Fair Market Value; and (ii) if the purchase and sale of such Shares requires the obtaining of any material regulatory approvals or compliance with any other material laws or regulations, the date upon which all such approvals shall have been obtained, and such compliance effected; provided
                                                                  --------
further, however, that if through no fault of the SEI Stockholders FBC is unable
- -------
fully to satisfy all conditions of clause (ii) within six calendar months of the date of final determination of Fair Market Value, then FBC shall on the first business day following the end of such six-month period pay and deliver to the holders of the SEI Option Shares an amount equal to the per share purchase price for such Shares, and the holders of the SEI Option Shares shall enter into such agreements with respect to the subsequent voting and transfer of such Shares as FBC shall reasonably request, including the agreement at any time thereafter to transfer such Shares, without receipt of further consideration, to such Person or Persons as may be designated by FBC. At the closing, each of the holders of the SEI Option Shares shall deliver to FBC documents of transfer in form and substance reasonably acceptable to FBC and its counsel, necessary to vest in FBC good and marketable title to the SEI Option Shares so sold by the holder thereof, free and clear of any and all Liens, other than those imposed under or pursuant to this Agreement, against delivery by FBC to such holder of the purchase price therefor, payable, at the election of Saban, by either (x) bank cashiers' checks in immediately available funds payable to the order of the selling holders, or (y) wire transfer of immediately available funds to an account or accounts designated by Saban.

     8.   Special Provisions Concerning Spouses of SEI Stockholders.
          ---------------------------------------------------------

          This Agreement has been executed by Saban and consented to by his spouse, who may claim a community property interest, or other interest, in some or all of the Shares or other rights hereunder held by Saban. Such spouse, in executing her consent in the form of Exhibit "C" hereto, represents that she has read provisions of this Agreement (including, without limitation, Sections 2 and 11(b) hereof) and that she has carefully reviewed the same with her counsel, and acknowledges and irrevocably agrees that by such execution she is waiving any rights which she may have during the continuance of her marriage, or at any time thereafter, prior to the death or incompetency of Saban, to control SEI or the Management Company. In making such waiver, she has carefully considered the provisions of Section 1100 of the Family Code of the State of California which grants to her, among other things, equal right to management and control of certain community assets, and waives all of her rights thereunder with respect thereto. Further, she specifically consents to and agrees that the SEI Common Stock, to the extent that it is controlled by Saban, and the consent, veto and other rights personally granted to him pursuant to this Agreement, the Management Agreement and the other Alliance Agreements, constitute a "business or an interest in a business" which is being operated or managed by Saban, so as to cause Saban to have primary right to the management and control thereof, and waives her right to prior notice of any sale, lease, exchange, encumbrance or other disposition of all or substantially all of the personal property used in the operation of such business. A copy of Section 1100 is attached as an exhibit to Exhibit "C".

     9.   Representations and Warranties.
          ------------------------------

          (a)  Representations of FBC and the SEI Stockholders as to FCNH, FCNH
               ----------------------------------------------------------------
Sub, FCN and SEI.  Each of the SEI Stockholders jointly and severally represents
- ----------------
and warrants to FBC with respect to SEI, and FBC represents and warrants to the SEI Stockholders with respect to FCNH, FCNH Sub and FCN, (SEI, FCNH, FCNH Sub and FCN each being separately referred to below as "Company") that, except as set forth in the Schedule of Exceptions with respect to that Company attached hereto as Schedules "SEI," "FCNH" and "FCN," the following statements are true and correct in all material respects as of the date hereof(except with respect to Subsections (vi), (ix), (x), (xi), (xii), (xiii), (xiv), (xv), (xvi), (xvii) and (xviii), which, as to SEI and FCN, are made as of the date of the LLC Formation Agreement (the "LLC FA Date"), and need only be true and correct on that date; and under no circumstances shall any party be obligated to provide more current documents or otherwise update or bring down to a more current date any of the representations and warranties set forth therein):

               (i)  Due Incorporation and Authority.  Company is a corporation
                    -------------------------------
     duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own its properties and to carry on its business as now conducted.

              (ii)  Subsidiaries and Other Affiliates.  Schedule 9(a)(ii) sets
                    ---------------------------------   -----------------
     forth the name and jurisdiction of organization of each Subsidiary of Company. Except for the Subsidiaries, Company does not directly or indirectly own any interest in any other person.

             (iii)  Qualification.  Each of Company and each of its Subsidiaries
                    -------------
     is duly qualified or otherwise authorized as a foreign corporation or other entity to transact business and is in good standing in the jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or to be in good standing would not have a Material Adverse Effect.

              (iv)  Outstanding Capital Stock.  All of the issued and
                    -------------------------
     outstanding shares of Common Stock of SEI, FCN, FCNH and FCNH Sub are owned, beneficially and of record, by, respectively, the SEI Stockholders, FCNH, FBC and FCNH Sub, free and clear of all Liens, other than Liens imposed under this Agreement and the other Alliance Agreements, and applicable restrictions generally imposed by law. All of the issued and outstanding shares of capital stock of Company and its Subsidiaries are duly authorized and validly issued, fully paid and nonassessable. No other class of capital stock or other ownership interest of Company or any of the Subsidiaries is authorized or outstanding.

               (v)  Options or Other Rights.  There are no outstanding right,
                    -----------------------
     subscriptions, warrants, unsatisfied preemptive rights, options or other agreements of any kind to purchase or otherwise to receive from Company, any of its Subsidiaries, the SEI Stockholders, FCNH, FBC or FCNH Sub any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other securities of Company or any of its Subsidiaries, and there are no outstanding securities of any kind convertible or exchangeable, with or without consideration, into any such capital stock.

              (vi)  Financial Statements.  The consolidated balance sheets of
                    --------------------
     Company and its Subsidiaries as of May 31, 1995 (with respect to SEI) and June 4, 1995 (with respect to FCN), respectively and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, including the footnotes thereto, certified by Ernst & Young LLP, independent certified public accountants, and the Senior Vice President, Finance of Fox Inc., respectively, which have been delivered to FBC and Saban, as the case may be, fairly present the consolidated financial position of Company and its Subsidiaries as at such date and the consolidated results of operations and cash flows of Company and its Subsidiaries for such periods, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied for the periods covered thereby. The foregoing consolidated financial statements of FCN and its Subsidiaries include the operations of Fox Kids Music, Inc. and Fox Children's Music, Inc. The foregoing consolidated financial statements of Company and its Subsidiaries are sometimes herein called the "Financial Statements", the consolidated balance sheet is sometimes herein called the "Balance Sheet" and May 31, 1995 and June 4, 1995, respectively, are sometimes herein called the "Balance Sheet Date" with respect to the related Company.

             (vii)  FCNH.  FCNH was formed as a Delaware corporation on October
                    ----
     26, 1995, and since such date has conducted no business, other than the undertaking of matters incidental to the execution, delivery and performance of this Agreement and the other Alliance Agreements to which it is a party. The only assets of FCNH consist of (A) all of the issued and outstanding shares of capital stock and other securities of FCNH Sub; (B) those assets, if any, described in the Asset Assignment Agreement as being owned by FCNH, all of which have, concurrent with the execution of this Agreement, been transferred and assigned to the Management Company; (C) its membership interest in the Management Company, for which it has paid and contributed $100,000 to the Management Company; and (D) not more than $50,000 in cash and cash-equivalent assets; its only material obligations are those arising under and pursuant to this Agreement and the other Alliance Agreements to which it is party; and FCNH has no material liabilities.

            (viii)  FCNH Sub.  FCNH Sub was formed as a Delaware corporation on
                    --------
     November 6, 1995, and since such date has conducted no business, other than the undertaking of matters incidental to the execution, delivery and performance of this Agreement and the other Alliance Agreements to which it is a party. The only assets of FCNH Sub consist of (A) those assets, if any, described in the Asset Assignment Agreement as being owned by FCNH Sub, all of which have, concurrent with the execution of this Agreement, been transferred and assigned to the Management Company; (B) all of the issued and outstanding capital stock and other securities of FCN and Fox Children's Productions, Inc., a Delaware corporation; and (C) not more than $50,000 in cash and cash-equivalent assets; its only material obligations are those arising under and pursuant to this Agreement and the other Alliance Agreements to which it is party; and FCNH Sub has no material liabilities.

              (ix)  Conduct of Business; No Material Adverse Change.  Since the
                    -----------------------------------------------
     Balance Sheet Date, each of FCN and SEI has been run in the ordinary course and except as disclosed in the Schedule of Exceptions, or other schedules to this Agreement, (A) there has been no change in the condition (financial or otherwise), business, properties, assets or liabilities of Company, and its Subsidiaries, considered as a whole, other than changes in the ordinary course of its business, consistent with past practice, which, when considered as a whole, have not had a Material Adverse Effect; (B) Company has not declared or paid any dividend or made any distribution on or with respect to its capital stock; redeemed, purchased or otherwise acquired any of its capital stock; granted any options, warrants or other rights to purchase shares of, or any other securities which may be convertible into or exchangeable for, its capital stock; or issued any shares of its capital stock; (C) there have been no loans for borrowed monies or guarantees made by Company or any of its Subsidiaries to or for the benefit of any Person, except in the ordinary course of business and consistent with past practice; (D) there has been no increase in the compensation or benefits payable or to become payable to any of the employees or executives of Company or any of its Subsidiaries, other than increases in the ordinary course of business and consistent with past practice; (E) there has been no indebtedness incurred by Company or any of its Subsidiaries, or any commitment for any such occurrence, except in the ordinary course of business and consistent with past practice; (F) there has been no sale or other disposition of any of the properties or assets of Company or any of its Subsidiaries (whether tangible or intangible), except in the ordinary course of business and consistent with past practice; and (G) there has been no agreement binding upon Company or any of its Subsidiaries to do any of the foregoing.

               (x)  Litigation.  Except as set forth on Schedule 9(a)(x), there
                    ----------
     is no litigation, investigation or proceeding before any court or governmental or other regulatory agency pending or, to the knowledge of Saban or FBC, as applicable, threatened against Company or any of its Subsidiaries which, if adversely determined, would have a Material Adverse Effect or which questions or challenges the validity of this Agreement or will prevent or interfere with the consummation of any transaction contemplated hereby.

              (xi)  Title to Assets.  Company and its Subsidiaries each has good
                    ---------------
     and marketable title to, or leasehold interests in, all of its assets, free and clear of any Liens, except (i) for Liens for taxes not yet due, (ii) for Liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (iii) for Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, (iv) for Liens outstanding and aggregating less than $1,000,000, (v) for Liens disclosed in the Financial Statements or the notes thereby, or incurred thereafter in the ordinary course of its business, (vi) for Liens incurred in the ordinary course of business for obligations to film and sound laboratories,
     (vii) for Liens incurred in the ordinary course of business for obligations to the Screen Actors' Guild of America, the Directors' Guild of America and/or any other collective bargaining guilds or unions having jurisdiction over any intellectual property owned or controlled by the Company and its Subsidiaries; (viii) for Liens incurred in the ordinary course of business for obligations to completion guarantors in connection with the production of motion pictures, television programs or other productions or (xi) for distribution and other exploitation rights and license heretofore granted by Company and its Subsidiaries to Third Persons with respect to any intellectual property owned or controlled by the Company and its Subsidiaries.

             (xii)  Taxes.  Company and each of its Subsidiaries has filed or
                    -----
     caused to be filed, all federal, state, local and foreign income tax returns and tax reports which were required to be filed by, or with respect to the business of, Company or its Subsidiaries on or prior to the LLC FA Date (taking into account any extension of time to file granted to or on behalf of the Company or such Subsidiaries) (collectively, the "Returns"), except where the failure to file any of such Returns would not have a Material Adverse Effect. All material federal, state, local and foreign income taxes (including interest and penalties) ("Taxes") shown to be due and payable on or prior to the LLC FA Date on the Returns by Company or its Subsidiaries have been paid. Neither Company nor any of its Subsidiaries is delinquent in the payment of any tax, assessment or governmental charge, does not have any tax deficiencies proposed or assessed against it and has not executed any waiver of the statute of limitations on the assessment or collection of any tax (collectively, any "Delinquencies"), except Delinquencies whose failure to remedy would not, individually or when aggregated with other Deficiencies, have a Material Adverse Effect. There are no present disputes as to Taxes of any nature previously paid or currently payable by Company or any of its Subsidiaries.

            (xiii)  Receivables.  All accounts and notes receivable reflected on
                    -----------
     the Balance Sheet, and all accounts and notes receivable arising in the ordinary course of business subsequent to the Balance Sheet Date, have arisen in the ordinary course of business of Company or its Subsidiaries, and the reserve for bad debts reflected in the Balance Sheet has been computed in a manner substantially consistent with past practice and, to the best knowledge of Saban and FBC, as the case may be, is reasonably estimated to reflect the probable results of collection.

             (xiv)  Intangible Property.  To the best knowledge of Saban or FBC,
                    -------------------
     as applicable, Company and its Subsidiaries (i) own or have adequate rights with respect to the underlying intellectual property rights material to the conduct of its business as presently conducted, and (ii) Company and its Subsidiaries are conducting their respective businesses without claim of infringement of any material license, copyright or other intellectual property right of others.

              (xv)  No Undisclosed Liabilities.  To the best knowledge of Saban
                    --------------------------
     or FBC, as applicable, Company and its Subsidiaries do not have any material liabilities, obligations or commitments of any nature (whether absolute, accrued, contingent or otherwise), matured or unmatured (herein "Liabilities"), except (A) Liabilities that were disclosed or provided for in the Financial Statements; (B) Liabilities not required to be disclosed in Company's Financial Statements in accordance with GAAP, consistently applied in accordance with past practice; (C) Liabilities disclosed in this Agreement or in Company's Schedule of Exceptions; (D) Liabilities not required to be disclosed in Company's Schedule of Exceptions, none of which will, individually, or when aggregated with all other such Liabilities not required to be disclosed in the Company Schedule of Exceptions, result in a Material Adverse Effect, and (E) Liabilities which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date.

             (xvi)  Material Contracts and Commitments.
                    ----------------------------------

                    (A) Schedule 9(a)(xvi) sets forth a list of all those
                        ------------------
          currently effective contracts and agreements to which Company or its Subsidiaries is a party which would be required by Rule 601 of Regulation S-K of the rules and regulations of the Commission to be included as exhibits to its annual report on Form 10-K as of the LLC FA Date, if Company were subject on that date to Section 12(g) of the Securities Exchange Act of 1934, as amended (collectively, the "Contracts");

                    (B) (I)   each of the Contracts is a valid and binding
          agreement of Company or its Subsidiaries, as applicable; and

                        (II) there has not occurred any material default under any of the Contracts on the part of Company or its Subsidiaries, as applicable, or, to the best knowledge of Saban or FBC, as applicable, on the part of any other party thereto, which would have a Material Adverse Effect.

            (xvii)  Interested Party Contracts.  No officer, director,
                    --------------------------
     stockholder or Affiliate of Company has any agreement with Company or any of its Subsidiaries or any interest in any material property (real, personal or mixed, tangible or intangible) used in or pertaining to the business of Company or any of its Subsidiaries, except this Agreement, the other Alliance Agreements to which it is a party, or any agreements solely as a shareholder or as an employee of Company.

           (xviii)  Disclosure.  As of LLC FA Date, there was no fact within the
                    ----------
     best knowledge of Saban or FBC, as the case may be, (and thus not known or provided to the other parties hereto, or their auditors, counsel or advisors, or generally known or publicly available) which at that time materially affected, or which in the future would, so far as could then be foreseen, materially affect, the business, properties, assets or the condition, financial or otherwise, of Company and its Subsidiaries, considered as a whole, which was withheld from the other parties hereto, or their auditors, counsel or other advisors, for the purpose of inducing them to enter into this transaction, or for any other wrongful purpose.

          (b)  Representations and Warranties of each of FBC, FCNH and the SEI
               ---------------------------------------------------------------
Stockholders.  Each of FBC and FCNH, jointly and severally for itself and
- ------------
themselves and with respect to FCN and its and their other Affiliates, and Saban and the other SEI Stockholders, jointly and severally for itself and themselves and with respect to SEI and its Subsidiaries, make the following representations and warranties:

               (i)  Authorization; Execution and Delivery.  Each of SEI, the SEI
                    -------------------------------------
     Stockholders, FBC, FCNH and FCN has the requisite power and authority to execute and deliver this Agreement and each of the other Alliance Agreements to which it is a party and to consummate the transactions pursuant hereto, and in the case of SEI, FBC, FCNH, FCN and each of the SEI Entities, such execution, delivery and consummation have been duly authorized by all necessary corporate or partnership action. This Agreement has been duly executed and delivered by such Person and constitutes the valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings at law or in equity).

              (ii)  Consents.  Except as set forth on Schedule 9(b)(ii), neither
                    --------                          -----------------
     the execution and delivery of this Agreement and each of the other Alliance Agreements to which it is a party by SEI, the SEI Stockholders, FBC, FCNH or FCN nor the consummation of the transactions pursuant hereto or thereto will require any consent, approval, or authorization of, waiver by, notification to, or filing with, any court, governmental agency or regulatory or administrative authority (each, a "Governmental Entity") on the part of such Person or any of its Affiliates, other than filings of certificates and other documents with respect to the transactions contemplated hereby.

             (iii)  No Violation or Creation of Rights.  The execution and
                    ----------------------------------
     delivery of this Agreement and each of the other Alliance Agreements to which it is a party by SEI, the SEI Stockholders, FBC, FCNH or FCN or any of their respective Affiliates and the performance by such Person and its Affiliates of its and their obligations hereunder or thereunder do not and will not (A) violate, conflict with, or constitute or result in a breach of, any term, condition or provision of, or constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default), or result in the creation of any Lien upon any of their respective assets under, or (with respect to the execution and delivery of this Agreement, the execution, delivery or closing of the LLC Formation Agreement, or the execution, delivery or closing of any of the other Alliance Agreements whose execution, delivery or closing are being effected concurrently with the execution and delivery of this Agreement) result in the creation of any other right on the part of a third party to receive payment of funds or other consideration on account thereof under (x) the constitutive documents of such Person or any of its Subsidiaries, or (y) any mortgage, indenture, loan or credit agreement or any other agreement or instrument to which such Person is a party, or pursuant to which it is the direct or indirect obligor, or by which such Person or any of its Affiliates' properties are bound or affected, (B) violate any law, regulation, judgment, injunction, order or decree binding upon such Person or any of its Affiliates, (C) result in the loss of any license, franchise, permit, legal privilege or legal right enjoyed or possessed by such Person or any of its Affiliates, or (D) require the consent of any third party (including a Governmental Entity). No such Person and no such Affiliate is in violation of any statute, judgment, decree, order, rule or regulation applicable to it, which, singly or in the aggregate, has materially adversely affected or could reasonably be expected to materially adversely affect such Person's ability to perform its obligations hereunder or under any of the other Alliance Agreements to which it is a party.

              (iv)  Finders; Investment Bankers.  Neither such party nor any of
                    ---------------------------
     its Affiliates, nor any of their respective officers or directors, has employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the execution and delivery of this Agreement or the other Alliance Agreements, except for those entities listed on Schedule 9(b)(iv) hereto, all of whose
                                         -----------------
     fees shall, under the terms of
     the LLC Formation Agreement, following mutual approval of Saban and FBC, be paid by the Management Company.

          (c)  Best Knowledge.
               --------------

                    (i)  Best Knowledge of Saban.  The term "best knowledge",
                         -----------------------
     as it applies to the knowledge of Saban, shall refer only to those matters which are actually known by Saban or Mel Woods.

                   (ii)  Best Knowledge of FBC.  The term "best knowledge", as
                         ---------------------
     it applies to the knowledge of FBC, shall refer only to those matters which are actually known by Chase Carey, Bruce Churchill, Marc DiLorenzo, Larry Jacobson or Margaret Loesch.

          (d) No party makes any representation or warranty to the other except as set forth in this Agreement. Without limiting the generality of the foregoing, except as and to the extent provided in Sections 10(h) and 10(i) hereof, no party hereto makes any representation or warranty to any other party hereto with respect to any financial projection, forecast or other forward-looking information with respect to its assets, business or operations.

     10.  Survival of Representations and Warranties; Indemnification.
          -----------------------------------------------------------

          (a)  Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and any investigation at any time made; and, with respect to those matters subject to Section 10(c)(ii), below, shall terminate and expire on the expiration of the "Indemnification Period" defined in Section 10(c)(ii), and shall be of no further force or effect thereafter, except with respect to any claim written notice of which shall have been delivered to the party making the representation or warranty subject to Section 10(c)(ii) on or prior to the termination of the Indemnification Period, but only, if such claim shall not thereto-fore have been settled, if litigation with respect to which shall have been commenced on or prior to six months following the termination of the Indemnification Period.

          (b)  Indemnification.  FBC and FCNH, with respect to representations
               ---------------
and warranties made by either or both of them in Section 9 with respect to themselves, FCNH or FCN, and the SEI Stockholders, with respect to representations or warranties made by any of them in Section 9 with respect to themselves, the other SEI Stockholders, or SEI (each group the "indemnifying party"), jointly and severally agree to indemnify, defend, and hold the other (such group, the "indemnified party") harmless against and in respect of:

                    (i) if and to the extent that any of the representations and warranties of the indemnifying parties set forth in Section 9(a) are incorrect, the damages sustained by the indemnified parties as a result thereof, which damages shall be fixed at 50% of the positive difference, if any, between (i) the Fair Market Value as of the LLC FA Date of SEI and its Subsidiaries (if the indemnified parties are FBC or FCNH) or of FCNH and FCN (if the indemnified parties are the SEI Stockholders) had the representations and warranties been true, correct and complete in all respects (and thus taking into consideration misstatements, errors and omissions which would have had the effect of increasing such price, as well as those having the effect of depressing such price), and (ii) the actual Fair Market Value as of the LLC FA Date of SEI and its Subsidiaries, or of FCNH and FCN, as applicable;

                   (ii) if and to the extent that any representations and warranties of the indemnifying parties in this Agreement other than in
     Section 9(a) are incorrect, any loss, cost, liability or damage incurred by the indemnified parties by reason thereof;

                  (iii) any and all loss, cost, liability, or damage incurred by the indemnified party or the Management Company or operating companies managed by it as the result of any claim, demand, action, suit or proceeding by any third party alleged to be based upon any mortgage, indenture, loan or credit agreement or any other agreement or instrument, which, if the allegations in such claim, demand, action, suit or proceeding were to be proved, would result in a breach of the representations and warranties of the indemnifying party set forth in Section 9(b)(iii)(A)(y);

                   (iv) any and all loss, cost, liability, damage or deficiency arising out of or in connection with any breach of any covenant or agreement made or to be performed by the indemnifying parties under the terms of this Agreement; and

                    (v) all claims, demands, actions, suits, proceedings, judgments, costs, reasonable attorneys' fees and expenses, or liens, charges, or encumbrances upon the assets of any of the indemnified parties relating to or incurred by the indemnified parties incident to the foregoing.

If a claim is made under Section 10(b)(i), Fair Market Value shall be determined using only a "discounted cash flow" analysis, with the discount rate fixed at 10%.

          (c)  Limitations.
               -----------

               (i) The parties' rights to indemnification under this Section 10 shall be available only if a party entitled to indemnification pursuant to this
Section 10 delivers written notice to the party or parties required to provide indemnification, setting forth in detail the factual basis for indemnification and the amount thereof, or a good faith estimate thereof, sought to be indemnified (the "Indemnification Notice"). The indemnified party or parties shall use its or their best efforts to provide in its or their Indemnification Notice sufficient detail to enable the indemnifying party or parties to evaluate the claim. Except with respect to Indemnification Claims covered by Section 10(d) (which relates to third party claims), within 30 days (the "Objection Period") of the date such Indemnification Notice is given, the indemnifying party shall respond to the Indemnification Notice. The indemnifying party shall be entitled to cure any default which is capable of cure during the Objection Period, and the amount of the claim for indemnification contained in the Indemnification Notice shall be reduced by the amount of the damages mitigated by cure; and, to the extent that any default relates to a matter covered by Section 10(h) or 10(i) hereof, payments made or to be made thereunder shall be deemed to be payments made to cure such defaults, in whole or in part. If the indemnifying party or parties agree in writing during the Objection Period to accept any of the claims included in the Indemnification Notice, such party shall promptly pay the amounts so agreed upon. In all other cases, the indemnified party or parties and the indemnifying party or parties shall use their respective good faith reasonable efforts to resolve the dispute within 60 days of the date such Indemnification Notice is given (the "Settlement Period"). If the dispute is not resolved within the Settlement Period, the parties shall be free to commence litigation to enforce their rights to indemnification under this Section 10; provided, however, that
                                                       --------  -------
if such litigation has not been commenced on or prior to six months following the date such Indemnification Notice is given, all rights of the indemnified party or parties to indemnification with respect to the matters set forth in that Indemnification Notice shall be deemed to have been irrevocably waived and released by the indemnified party or parties, and shall terminate and expire.

               (ii) Notwithstanding any provision of this Section 10 to the contrary, the parties' rights to indemnification for breaches of the representations and warranties contained in Section 9(a) shall be available only if the party entitled to such indemnification delivers an Indemnification Notice with respect to such claim prior to the date which is 24 months after the date of this Agreement (the "Indemnification Period"). The rights of the parties to this Agreement to indemnification under this Section 10 relating to any other representation or warranty shall survive the Closing, and shall not be subject to the foregoing Indemnification Period.

          (d)  Defense.  If any of the indemnified parties is made or threatened
               -------
to be made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for the liability under which or the costs or expenses of which any of the indemnified parties is entitled to be indemnified pursuant to Section 10 (any such third party action or proceeding being referred to as an "Indemnification Claim"), the indemnified party or parties shall give prompt notice thereof to the indemnifying party; provided
                                                                    --------
that the failure to give such notice
shall not affect the indemnified party or parties' ability to seek indemnification hereunder unless such failure has materially and adversely affected the indemnifying party or parties' ability to prosecute successfully an Indemnification Claim. Each indemnified party shall permit the indemnifying party, at its own expense, to assume the defense of any such claim or any litigation to which this Section 10(d) may be applicable, by counsel reasonably satisfactory to the indemnified party or parties; provided, that the indemnified
                                                  --------
party or parties shall be entitled at any time, at its or their own cost and expense (which expense shall not be recoverable from the indemnifying party unless the indemnifying party is not adequately representing or, because of a conflict of interest, may not adequately represent, the indemnified party or parties' interests), to participate in such claim, action or proceeding and to be represented by attorneys of its or their own choosing. If the indemnified party or parties elects to participate in such defense, such party or parties will cooperate with the indemnifying party in the conduct of such defense. The indemnified party or parties may not concede, settle or compromise any Indemnification Claim without the consent of the indemnifying party. The indemnifying party, in the defense of any such claim or litigation, shall not, except with the approval of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party or parties of a full and complete release from all liability in respect to such claim or litigation. If the Indemnification Claim arises under Section 10(b)(iii), the indemnifying party shall defend the third party claim in the name of the indemnifying party and pay any amounts to be indemnified under such section directly to the claiming party.

          (e)  Indemnification is Sole and Exclusive Remedy.  Except as provided
               --------------------------------------------
in Section 5(c) and Section 11(l) of this Agreement, the rights of the parties to indemnification under this Section 10 shall constitute the sole and exclusive remedies of the parties for all breaches of representations and warranties of the parties hereto or for the nonfulfillment or other breach by any of them of any of their respective covenants and agreements contained herein, and each party hereby waives any other rights or remedies which it may have against any of the others, or arising out of any action or failure to act by any of them.
If any such breach or nonfulfillment of any representation, warranty or covenant hereunder constitutes a breach or nonfulfillment of any representation, warranty or covenant under any other of the Alliance Agreements, the damaged party or parties shall have the right to seek relief under each of such agreements; but in no event shall the amounts paid or recovered by such party and its Affiliates result in a duplication of damages.

          (f)  Limitation on Claims.  Except with respect to (i) third party
               --------------------
Indemnification Claims subject to the terms and provisions of Section 10(d) of this Agreement, (ii) claims based upon the failure of any party fully to comply with all of its obligations under Sections 2 through 8 of this Agreement, no party shall have the right to deliver an Indemnification Notice pursuant to this Section 10 unless (i) the amount of each of such party's separate claims included therein is in excess of $500,000 (each, a "Permitted Claim") and the aggregate amount of all such party's Permitted Claims included in that Indemnification Notice exceeds $2,000,000, or (ii) the aggregate amount of all such party's claims included in such Indemnification Notice (whether Permitted Claims or not) exceeds $3,000,000.

          (g)  Discharge of Indemnification Obligation.  Notwithstanding any
               ---------------------------------------
provision of this Section 10 to the contrary, with respect to any damages relating to a breach of the representations and warranties set forth in Section 9(a), the indemnifying party or parties may, at its or their election, either pay the damages with respect thereto directly to the indemnified parties, or, alternatively, contribute such additional property reasonably acceptable to FBC and Saban, or cash, or a combination thereof, to their Company to increase the Fair Market Value thereof, defined under Section 10(b)(i), to that value which it should have had, had the complained of representations and warranties been true, correct and complete.

          (h)  SEI Net Cash Flow Payment.  [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
               -------------------------
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]

          (i)  FBC Cash Receipts Payments.  FBC agrees, on the terms and subject
               --------------------------
to the conditions of this Section 10(i),  to loan to FCN amounts provided for in
Section 10(i)(A) below and indemnify the Management Company for amounts set forth in Section 10(i)(B) below:

                    (A) Promptly following the end of June 1996, FBC shall cause FCN to prepare, or cause to be prepared, and deliver to the Management Company and Saban a statement of FCN's programming "Net Profits," as determined pursuant to Exhibit "C" to the Station Affiliate Agreements, through June 30, 1996 (the "FCN Net Profits Statement"), which report shall include the (i) the actual amounts paid by FCN to FCN's Station Affiliates as their share of FCN's programming Net Profits for fiscal 1996; (ii) any advances (the "Advances") made by FCN to the FCN Station Affiliates in excess of the actual amount of FCN cash available for payment to the FCN Station Affiliates with respect to their share of FCN's programming Net Profits for fiscal 1996; and (iii) the actual amount of FCN cash available for payment at June 30, 1996. If the Advances were paid pursuant to the mutual agreement of FCNH and Saban, then FBC shall loan FCN an amount equal to the aggregate of such Advances, which such loan shall (x) be evidenced by a promissory note containing terms and conditions customary in commercial transactions, (y) bear interest at the rate historically charged FCN for advances by FBC, and (z) shall be repaid on the same terms and at the same times as the Advances are recouped by FCN from the Station Affiliates.

               (B) If the aggregate amount of cash received by the Management Company pursuant to or with respect to the Asset Assignment Agreement during the period from the date of this Agreement though June 30, 1996 plus the amounts paid to FCNH Sub by way of dividend pursuant to the terms of Section 5.9.2 of the Operating Agreement (the "Actual Cash Payments") are less than $36,881,000, FBC shall, within 30 days following receipt of the FCN Net Profits Statement, contribute to the Management Company, without offset, an amount equal to the difference between $36,881,000 and the Actual Cash Payments.

               (C) Any payments made by FBC pursuant to Section 10(i)(B) above shall be treated, as between FBC, FCNH and FCN, as payments subject to
          Section 19.11 of the Asset Assignment Agreement. This Section 10(i) is intended for the benefit of, and is enforceable by, the Management Company, SEI and Saban.

     11.  Miscellaneous Provisions.
          ------------------------

          (a) In this Agreement, headings are for convenience only and shall not affect interpretation, and except to the extent that the context otherwise requires: (i) references to any legislation or to any provision of any legislation include any modification or re-enactment of, or any legislative provision substituted for, and all statutory instruments issued under, such legislation or such provision; (ii) words denoting the singular include the plural and vice versa;
(iii) words denoting individuals include corporations and other Persons and vice versa; (iv) words denoting any gender include all genders; (v) references to any document, agreement or other instrument (including this Agreement) include references to such document, agreement or other instrument as amended, novated, supplemented or replaced from time to time; (vi) references to clauses, sub-clauses, sections, sub-sections, Schedules and Exhibits are to clauses, sub-clauses, sections, sub-sections, Schedules and Exhibits of this Agreement; (vii) "or" is not exclusive; (viii) "$", and all other references to dollar amounts, are in U. S. currency; (ix) references to any party to this Agreement or any other document, agreement or other instrument includes its successors or permitted assigns; and (x) "writing" and cognate expressions include all means of reproducing words in a tangible and permanently visible form.

          (b)  Rights Personal to FBC and Saban.  Each and every right and
               --------------------------------
obligation which refers to "Saban" or "FBC" is personal to Saban or FBC, as the case may be, and shall not attach to, or be deemed to relate to or concern the Shares held by Saban or FBC; and thus, without the prior written consent of both Saban and FBC, none of such rights or obligations may be assigned, delegated or transferred to any other Person; provided, however, that in the event of the
                                 --------  -------
incompetency or death of Saban, all rights granted to Saban hereunder shall be exercisable by his conservator, executor or administrator, or by a single Person from time to time designated by SEI Stockholders then holding a majority of the then outstanding Shares of SEI Common Stock held by all SEI Stockholders.

          (c)  Notices.  All notices, demands or other communications hereunder
               -------
shall be in writing and shall be deemed to have been duly given (i) if delivered in person, upon delivery thereof, or (ii) if mailed, certified first class mail, postage pre-paid, with return receipt requested, on the fifth day after the mailing, or (iii) if sent by telex or facsimile transmission, with a copy mailed on the same day in the manner provided in (ii) above, when transmitted and receipt is confirmed by telephone or telex or facsimile response, or (iv) if otherwise actually delivered, when delivered:

                    (i)  if to FBC:

                         Fox Broadcasting Company, Inc.
                         P.O. Box 900
                         10201 West Pico Boulevard
                         Los Angeles, CA  90035
                         Attention: Jay Itzkowitz, Esq.
                         Fax:  (310) 369-1391

                         With a copy to:

                         Squadron, Ellenoff, Plesent &
                           Sheinfeld, LLP
                         551 Fifth Avenue
                         New York, New York  10176
                         Attention:  Harvey Horowitz, Esq.
                         Fax: (212) 697-6686

                   (ii)  if to FCNH:

                         FCN Holding, Inc.
                         Fox Inc.
                         10201 West Pico Boulevard
                         Los Angeles, CA  90035
                         SVP Legal Affairs
                         Fox Television Group
                         Attention: Jay Itzkowitz, Esq.
                         Fax: (310) 369-2572

                         With a copy to:

                         Squadron, Ellenoff, Plesent &
                           Sheinfeld, LLP
                         551 Fifth Avenue
                         New York, New York  10176
                         Attention:  Harvey Horowitz, Esq.
                         Fax:  (212) 697-6686

                  (iii)  If to Saban or any of the Other SEI Stockholders:

                         Haim Saban
                         Saban Entertainment, Inc.
                         10960 Wilshire Boulevard
                         Los Angeles, CA 90024
                         Fax:  (310) 235-5108

                         With a copy to:

                         Matthew G. Krane, Esq.
                         2051 Hercules Drive
                         Los Angeles, CA 90046
                         Fax:  (213) 851-1178

                         and with a copy to:

                         Troop Meisinger Steuber & Pasich, LLP
                         10940 Wilshire Boulevard, Suite 800
                         Los Angeles, California 90024
                         Attention:  Richard E. Troop, Esq.
                         Fax: (310) 443-8503
or at such other address or addresses as may have been furnished by such Person in like manner to the other parties.

          (d)  Severability.  Should any Section or any part of a Section within
               ------------
this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement.

          (e)  Governing Law.  THE TERMS OF THIS AGREEMENT SHALL BE GOVERNED BY
               -------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE WITHIN, AND TO BE PERFORMED WITHIN, SUCH STATE, EXCLUDING CHOICE OF LAW PRINCIPLES OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

          (f)  No Adverse Construction.  The rule that a contract is to be
               -----------------------
construed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Agreement or the terms of this Agreement.

          (g)  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

          (h)  Costs and Attorneys' Fees.  In the event that any action, suit,
               -------------------------
or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall recover all of such party's costs, and attorneys' fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom. As used herein, "attorneys' fees" shall mean the full and actual costs of any legal services actually rendered in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as defined by any statute or rule of court.

          (i)  Successors and Assigns.  Except as otherwise provided in this
               ----------------------
Agreement, all rights, covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of their respective successors and permitted assigns. Except as otherwise specifically set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          (j)  Amendments and Waivers.  Neither this Agreement nor any term
               ----------------------
hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of Saban and FBC; provided, however, that no such
                                                 --------  -------
amendment or waiver shall extend to or affect any obligation not expressly waived or impair any right consequent therein. No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy of such party nor be construed to be a waiver of any such right, power or remedy nor constitute any course of dealing or performance hereunder.

          (k)  Entire Agreement.  This Agreement, the attached Exhibits and
               ----------------
Schedules and the Alliance Agreements, and the agreements referred to herein and therein, together contain the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein. No party to this Agreement makes any representation or warranty except as expressly set forth herein.

          (l)  Specific Performance and Other Remedies.  The parties hereto
               ---------------------------------------
acknowledge and agree that the Shares (including the SEI Common Stock, the FCNH Common Stock and the Successor Entity Equity Securities) are unique, and that the parties will have no adequate remedy at law should any party hereto breach the provisions of Sections 2 through 8 hereof. In the event of the refusal or failure of any party hereto to fully comply with any of those provisions, the other parties, and each of them, shall have the right, in addition to any other rights and remedies which it or they may have hereunder, to specific performance, and other appropriate injunctive relief with respect thereto. In no event shall any party to any such proceeding urge or raise as a defense in any such action that an adequate remedy at law exists.

          (m)  Agreement to Perform Required Acts.  Each party hereto agrees to
               ----------------------------------
perform any further acts and to execute and deliver any further documents that may be reasonably necessary to carry out the provisions hereof, that may be required to secure performance of any party's duties hereunder or that may be required to assure the legal and binding effect of the provisions hereof.

          (n)  Consent to Jurisdiction; Forum Selection.  Any actions, suits or
               ----------------------------------------
proceedings instituted in connection with this Agreement or the performance by the parties of their obligations hereunder shall be instituted and maintained exclusively in the Superior Court for the State of California, County of Los Angeles or in the United States District Court for the Central District of California. By execution and delivery hereof, each party hereto hereby consents, for itself and in respect of its property, to the jurisdiction of the aforesaid courts solely for the purpose of adjudicating its rights or obligations under, or any disputes involving, this Agreement or any document related hereto. Each party hereto hereby irrevocably waives, to the extent permitted by applicable law, any objection, including, without limitation, any objection that the other corporate party or parties lack the capacity to sue or defend based upon its or their lack of a certificate of qualification to conduct intrastate business in California, and any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have
                        ----- --- ----------
to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto.

          (o)  Legends.  Each of the SEI Stockholders, SEI, FBC and FCNH hereby
               -------
agree that each certificate or other writing evidencing any of the Shares or any securities of FCN, and each certificate or other writing issued in exchange or upon the transfer of any Shares or any securities of FCN shall be stamped or otherwise imprinted with a legend, either on the face of such certificate, or on the reverse of such certificate, with reference thereto appearing on the face of such certificate, in substantially the following form:

     [DESCRIBE THE SHARES] REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO MATERIAL RESTRICTIONS ON TRANSFER, RIGHTS OF FIRST REFUSAL, OPTIONS TO PURCHASE AND IRREVOCABLE PROXIES, AMONG OTHER RESTRICTIONS, UNDER THAT CERTAIN STRATEGIC STOCKHOLDERS AGREEMENT DATED AS OF DECEMBER 22, 1995, BY AND AMONG THE ISSUER, THE RECORD HOLDER OF THE SECURITIES SUBJECT TO THIS CERTIFICATE AND CERTAIN OTHER PERSONS. A COPY OF THE STRATEGIC STOCKHOLDERS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE TO THE HOLDER HEREOF UPON SUCH HOLDER'S WRITTEN REQUEST.

     Each of SEI and FCNH covenants and agrees that it shall refuse to recognize any transfer of any Shares effected otherwise than in strict compliance with the provisions of this Agreement.

          (p)  Additional Alliance Agreement.  The following agreement has been
               -----------------------------
executed by the parties concurrent with the execution and delivery of this Agreement, and has applicability to the provisions of this Agreement:

               The guarantee of The News Corporation Limited, substantially in the form of Exhibit "D" hereto.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              SABAN ENTERTAINMENT, INC.


                              By:   /s/ Haim Saban
                                    ---------------------------
                                    Haim Saban
                                    Its: Chief Executive Officer


                              /s/ Haim Saban
                              ---------------------------------
                              HAIM SABAN


                              QUARTZ ENTERPRISES, L.P.


                              By:   /s/ Stan Golden
                                    ----------------------------

                                    _____________________________



                              MERLOT INVESTMENTS


                              By:   /s/ Bill Josey
                                    ----------------------------

                                    _____________________________



                              SILVERLIGHT ENTERPRISES, L.P.


                              By:   /s/ Mel Woods
                                    ----------------------------

                                    _____________________________



                      [SIGNATURES CONTINUED ON NEXT PAGE]

                             CELIA ENTERPRISES, L.P.


                              By:   /s/ Matt Krane
                                    ----------------------------

                                    ____________________________

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              FOX BROADCASTING COMPANY


                              By:   /s/ Jay Itzkowitz
                                    ----------------------------

                                    Its: Senior Vice President


                              FCN Holding, Inc.


                              By:   /s/ Jay Itzkowitz
                                    ----------------------------

                                    Its: Senior Vice President

                             EXHIBITS AND SCHEDULES



Exhibits
- --------

Exhibit "A" - Defined Terms

Exhibit "B" - Registration Agreement

Exhibit "C" - Spousal Consent

Exhibit "D" - The News Corporation Limited Guarantee

Exhibit 10(h) - SEI Projections


Schedules
- ---------

Schedule "A"

Schedule 9(a)(ii) Subsidiaries

Schedule 9(a)(iv) Stock Pledged

Schedule 9(a)(v) Stock Options Granted

Schedule 9(a)(x) Litigation

Schedule 9(a)(xi) Credit Agreements

Schedule 9(a)(xvi) Material Contracts

Schedule 9(a)(xvii) Interested Party Contracts

Schedule 9(a)(xviii) Disclosures

Schedule 9(b)(ii) Consents

Schedule 9(b)(iv) Investment Banking Relationships

                                 SCHEDULE "A"


SEI STOCKHOLDERS                                     NUMBER OF SHARES
- ----------------                                     ----------------

HAIM SABAN                                              377.56

QUARTZ ENTERPRISES, L.P.                                 76.80

MERLOT INVESTMENTS                                       65.19

SILVERLIGHT ENTERPRISES, L.P.                           278.76

CELIA ENTERPRISES, L.P.                                   1.69

                                  EXHIBIT "A"

          Definitions.  As used in the Agreement to which this Exhibit is
          -----------
attached (the "Agreement"), the following terms shall have the following meanings:

          "Affiliate" means, when used with reference to a specified Person, any Person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, the specified Person.

          "Bona Fide Offer" shall mean an offer from a person which is not an Affiliate, or otherwise related to, the offeree, and which person has the means to make or obtain financing for the offer, and which offer clearly identifies, and is binding upon, the offeror, and which contains all relevant terms and conditions of an offer to purchase any Shares, including (i) the length and expiration of the offer, (ii) the purchase price, (iii) the manner of acceptance, (iv) the manner and mode of payment, and (v) the time, place and date of the proposed closing.

          "Change in Control" of FBC shall mean any event or series of events, regardless of how structured, as the result of which (i) FBC ceases to be an Affiliate of Fox Inc. or The News Corporation Limited, or (ii) the primary business of FBC ceases to be controlled by Fox Inc. or The News Corporation Limited.

          "Commission" shall mean the U.S. Securities and Exchange Commission.

          "Control" (including as used in the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities by contract or otherwise.

          "Fair Market Value" shall mean the value determined pursuant hereto consistent with the provisions of the Agreement, and, with respect to Section 7 of the Agreement, shall be determined on the basis of the businesses, properties, historical financial performance and financial condition, projections and prospects for the further growth of the entity or entities whose Fair Market Value is being determined. The parties will, in each case, use reasonable efforts to reach agreement on Fair Market Value. In the event of a disagreement between the parties regarding the Fair Market Value, (i) each of Saban and FBC shall retain a reputable investment bank to determine such value, and within 30 days thereafter, shall deliver to the other the written report of its investment bank as to such value; (ii) if the higher valuation is less than 10% above the lower valuation, the average shall be the Fair Market Value; (iii) if the valuations exceed such 10% difference, Saban and FBC shall instruct their investment banks to forthwith select a third reputable investment bank, and (x) if the third investment bank's valuation is between the valuations of the other banks, the third investment bank's valuation shall be the Fair Market Value, or
(y) if the third investment bank's valuation is outside the range of the other banks, the other banks will continue to select new third investment banks, until a third bank so selected provides a valuation which is between the first two valuations, and such valuation shall be the Fair Market Value. In connection with such valuations, the parties shall cause the entity or entities being valued to, on a confidential basis, deliver or provide access to each investment bank of all information reasonably requested by the investment bank in order to determine Fair Market Value. The cost of the appraisal (x) shall be shared equally by the parties if Fair Market Value is determined without reference to a third investment bank, and (y) otherwise, shall be borne by the party whose investment bank's valuation is furthest from the Fair Market Value.

          "Family Member" shall any descendant of the grandfather of Saban or his spouse.

          "FCN" means Fox Children's Network, Inc., a Delaware corporation.

          "FCNH" means FCN Holding, Inc., a Delaware corporation.

          "FCNH Sub" means FCNH Sub, Inc., a Delaware corporation.

          "FCP" means Fox Children's Productions, Inc., a Delaware corporation.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect to such asset. For purposes of the Agreement, any Person shall be deemed to own, subject to a Lien, any asset which it has acquired or holds, subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Material Adverse Effect" shall mean any event, act or failure to act which would have a material adverse effect upon the business, properties or financial condition of the entity with respect to which such term is used and all of its Affiliates and Subsidiaries, considered as a whole.

          "O & O's" shall have the meaning ascribed thereto in the Asset Assignment Agreement.

          "Person" includes an individual, partnership, trust, corporation, joint venture, limited liability company, association, government bureau or agency or other entity of whatsoever kind or nature.

          "Securities Act" means the Securities Act of 1933.

          "Shares" shall include, without limitation, any securities issued with respect to such Shares upon the Reorganization, any security issued by the issuer of such Shares by way of dividend or split or similar transaction, or by the issuer or successor issuer in connection with any recapitalization, merger, consolidation or other reorganization.

          "Station Affiliate" and "Station Affiliate Agreements" shall have the meanings ascribed to such terms in the Asset Assignment Agreement.

          "Subsidiary" of a Person means (i) any corporation of which equity securities possessing a majority of the ordinary voting power in electing the board of directors are, at the time as of which such determination is being made, owned by such Person either directly or through one or more Subsidiaries, and (ii) any Person (other than a corporation) in which such Person, or any Subsidiary or Subsidiaries, directly or indirectly, has more than a 50% ownership interest. With respect to FBC, FCNH, FCN and their respective subsidiaries, the term "Subsidiary" shall include Twentieth Holding Corporation and its subsidiaries.

          The "transfer" of any Share shall include, without limitation, any direct or indirect sale, transfer (with or without consideration, or whether by operation of law or otherwise), assignment, pledge, hypothecation, encumbrance, or other disposition of the Share, or the making, issuance, grant or sale, directly or indirectly, of any option, warrants, convertible security or other right or agreement which affords any Person the right to purchase or otherwise acquire the Share.

          "Voting Power" means the power to vote, directly or indirectly, for the election of directors or exercise other rights of holders of voting common shares to vote on, approve or consent to matters as a shareholder under the General Corporation Law of the State of Delaware, as the same may from time to time be amended.

                                  EXHIBIT "C"


                      SPOUSAL ACKNOWLEDGMENT AND CONSENT


     The undersigned, Cheryl Saban, acknowledges and agrees that:

          (i) she has read the Strategic Stockholders Agreement, dated as of December 22, 1995 (the "Agreement"), to which this Spousal Acknowledgment and Consent (this "Consent") is attached, the parties to which include her husband, and including, without limitation, Sections 2, 3, 8 and 11(b) thereof; and that the execution and delivery of this Consent is a condition precedent to the "Closing" referred to in the Agreement;

          (ii) she consents to the execution and performance of the Agreement by her husband, and specifically consents and agrees that all provisions of the Agreement, and the other "Alliance Agreements" (as therein defined) which relate to the SEI Stock also relate to any shares of the SEI Stock in which she has or may have or may hereafter acquire a community property or other interest; and she agrees to be subject to, and abide by the terms of, such provisions (including, without limitation, the terms and conditions set forth in Section 2 and 3 thereof) as if she had been a party to the Agreement and such other Alliance Agreements;

          (iii) she hereby waives any rights she may have during the continuance of her marriage, or at any time thereafter, prior to the death or incompetency of her spouse, to control and/or manage Saban Entertainment, Inc. ("SEI") or the "Management Company," as that term is defined in the Agreement;

          (iv) she has carefully considered the provisions of Section 1100 of the California Family Code attached hereto, which Section grants to her, among other things, equal rights to management and control of certain community assets, and understands that by executing this Consent she has waived any rights she may have thereunder with respect to SEI or the Management Company; and she specifically consents to and agrees that the SEI Common Stock, to the extent that it is controlled by her spouse, and the consent, approval and other rights personally granted to him pursuant to the Agreement, the Management Agreement and other Alliance Agreements, constitute a "business or an interest in a business" which is being operated or managed by her spouse, so as to cause her spouse to have primary right to the management and control thereof, and she waives her right to prior notice of any sale, lease, exchange, encumbrance or other disposition of any or all of the personal property used in the operation of such business.

          (v) she was advised to seek independent counsel to review and advise her with respect to the negotiation and execution of this Consent. She hereby acknowledges that, of her own free will, she declined to do so.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Consent as of the 22nd day of December, 1995.



_________________________________
Cheryl Saban

     (S) 1100. Community personal property; management and control; restrictions on disposition

     (a) Except as provided in subdivisions (b), (c), and (d) and Sections 761 and 1103, either spouse has the management and control of the community personal property, whether acquired prior to or on or after January 1, 1975, with like absolute power of disposition, other than testamentary, as the spouse has of the separate estate of the spouse.

     (b) A spouse may not make a gift of community personal property, or dispose of community personal property for less than fair and reasonable value, without the written consent of the other spouse. This subdivision does not apply to gifts mutually given by both spouses to third parties and to gifts given by one spouse to the other spouse.

     (c) A spouse may not sell, convey or encumber community personal property used as the family dwelling, or the furniture, furnishings, or fittings of the home, or the clothing or wearing apparel of the other spouse or minor children which is community personal property, without the written consent of the other spouse.

     (d) Except as provided in subdivisions (b) and (c), and in Section 1102, a spouse who is operating or managing a business or an interest in a business that is all or substantially all community personal property has the primary management and control of the business or interest. Primary management and control means that the managing spouse may act alone in all transactions but shall give prior written notice to the other spouse of any sale, lease, exchange, encumbrance, or other disposition of all or substantially all of the personal property used in the operation of the business (including personal property used for agricultural purposes), whether or not title to that property is held in the name of only one spouse. Written notice is not, however, required when prohibited by the law otherwise applicable to the transaction.

     Remedies for the failure by a managing spouse to give prior written notice as required by this subdivision are only as specified in Section 1101. A Failure to give prior written notice shall not adversely affect the validity of a transaction nor of any interest transferred.

     (e) Each spouse shall act with respect to the other spouse in the management and control of the community assets and liabilities in accordance with the general rules governing fiduciary relationships which control the actions of persons having relationships of personal confidence as specified in
Section 721, until such time as the assets and liabilities have been divided by the parties or by a court. This duty includes the obligation to make full disclosure to the other spouse of all material facts and information regarding the existence, characterization, and valuation of all assets in which the community has or may have an interest and debts for which the community is or may be liable, and to provide equal access to all information, records, and books that pertain to the value and character of those assets and debts, upon request.

                                       2